Exhibit 10.12

Xiamen Longtop System Co., Ltd.

And

College of Computer, National University of Defense Technology

Agreement on Establishing a Joint Lab for Advanced Software Technology

Party A: Xiamen Longtop System Co., Ltd.

Party B: College of Computer, National University of Defense Technology

With a view to a long-term cooperative relationship, Party A and Party B decide to set up the “Joint Lab for Advanced Software Technology between Longtop and College of Computer, NUDT”. Abiding by the principles of “cooperation between school and enterprise, complementation of advantages, risk sharing and interest sharing”, hereby enter into this Agreement with respect to relevant issues.

I. Purpose of Joint Lab

The Joint Lab will be the hub of the cooperative relationship between both parties and an effective way of developing cooperative activities. The purpose of establishment of this Joint Lab is to:

(1)	Further accelerate the speed of combination of Party A’s market strength and Party B’s technical strength, promote the upgrading of Party A’s products and facilitate the translation of Party B’s scientific research achievements into applications in order to bring new market-competitive products;

(2)	Effectively standardize the technical exchanges, technical training and other cooperative activities between both parties. Party A will provide related technical training for technical personnel through the Joint Lab so as to improve their technical level; Party B will more conveniently keep in touch with the market through the Joint Lab so as to bring new research ideas.

II. Composition of Joint Lab

1.	The Joint Lab will have two sites, one in Party A’s premises and one in Party B’s premises.

1)	The site in Party A’s premises will be a site for the translation of achievements. Equipments will be invested by Party A and property rights will belong to Party A;

2)	The site in Party B’s premises will be a site for research. Equipments will be invested by both parties and property rights will belong to Party B.

2.	The personnel of the Joint Lab will be assigned by both parties. Those assigned by Party A will be mainly responsible for translation of achievements and those assigned by Party B will be mainly responsible for tackling key technical problems.

3.	The Joint Lab will have its Expert Committee and Management Office.

1)	The Expert Committee will be composed of the related personnel of both parties and have one chairman and several members. Chairman will be held by the member assigned by each party in turn. The responsibility of the Expert Committee is: determine the work projects and contents of the Joint Lab; evaluate the project research, development, consultancy and achievement translation of the Joint Lab.

2)	The Management Office will be a permanent administrative office of the Joint Lab. Each party will assign one member to it. The responsibility of this Office is: take charge of the daily work of the Joint Lab; convene meetings of the Expert Committee.

III. Research Fields of Joint Lab

Presently, the Joint Lab will be focused on the research of key technologies in the following fields:

(1)	UML-based J2EE distributed application development mode;

(2)	Infrastructure and core components of the application processing system platform oriented towards financial industry

(3)	Integration technology of distributive computing system platform

(4)	Workflow management system in distributive environment

(5)	Process improvement method of CMM-based distributive software development

(6)	Internet products and services.

IV. Operation Method of Joint Lab

Party A will bear the establishment expenses and R & D expenses of the Joint Lab, totaling RMB 9.4 million, involving the construction of the basic working environment of the Joint Lab, equipment and R & D tools as well as necessary R & D expenses. Party B will assign at least 10 project researchers to the Joint Lab and others are to be staffed according to actual needs.

Cooperation projects are mainly divided into the following types:

1.	Tackling key technical problems

Tackling key technical problems means that the Expert Committee determines the cooperation projects for tackling key technical problems based on the fields Party A serves. Party A pays project research expenses to Party B and Party B provides the results after tackling key technical problems to Party A, including technical support for prototype system and Party A’s second development.

2.	Consulting and training

Consulting and training mean that Party B provides consulting services for Party A’s technical proposals and technical training for Party A’s personnel based on the requirements raised by Party A. Party A pays consulting and training expenses to Party B.

3.	Product marketing

Product marketing means the sales and marketing of developed products. At this stage, both parties will be entitled to profit distributions based on their respective involvement. Party A will be committed to launching products in the market in terms of sales, public relations and technical support through its marketing and sales system. Party B will assign several person to assist Party A in providing sound technical support for users. Both parties will make joint research on the problems to make the system more mature in order to bring more benefits to them.

4.	Market project cooperation

Market project cooperation means that by making use of their market and technical advantages, both parties cooperate to win market projects and implement the research and development of application systems. At this stage, both parties will be entitled to profit distributions based on their respective involvements and contributions to projects.

V. Rights and Obligations of Joint Lab

The Joint Lab is a link for mutual cooperation. The rights and obligations of both parties are as follows:

1.	Party A shall provide necessary financial and human resources for the Joint Lab;

2.	Party A shall not interfere with Party B’s scientific research activities;

3.	In the course of research, Party B shall be obliged to divert more attention to Party A’s service fields;

4.	Party B shall give priority to the translation of its scientific research achievements towards Party A’s service fields;

5.	After Party B’s scientific research achievements are incorporated in Party A’s products, Party B’s achievements shall be exclusive in this field;

6.	Party A and Party B shall reinvest part of their respective profits in the reconstruction of the Joint Lab.

VI. Profit Distribution of Joint Lab

The profit distribution scheme for both parties is as follows:

Profits will be distributed to both parties on a certain pro-rata basis depending on the technology source of translated results (i.e. new products), their respective involvements in product development, product marketing and market project cooperation as well as market performance of products. Specific distribution percentages are to be agreed upon by both parties according to the specific situations of different projects.

VII. Payment

Party A shall pay RMB 2.2 million to Party B within 5 workdays after the signing of this Agreement; pay RMB 2 million before the ends of 2002, June 2003 and October 2003 respectively. The remaining RMB 1.2 million shall be paid up before the end of 2004.

After the Expert Committee examines the work of the Joint Lab, for the insufficient portion to be borne by Party B, both parties will sign a supplementary agreement.

This Agreement shall be valid for three years after it is signed by both parties. Both parties will make necessary supplements and amendments to this Agreement from time to time depending on the implementation and operation of the Joint Lab.

This Agreement is executed in quadruplicate, two copies for each party.

Party A: Xiamen Longtop System Co., Ltd. (seal)

Signature (seal): [Company chop of Xiamen Longtop System Co., Ltd.]

November 29, 2002

Party B: College of Computer, National University of Defense Technology (seal)

Signature (seal): [Company chop of College of Computer, National University of Defense Technology]

November 29, 2002

Supplementary Agreement to “Joint Lab for Advanced Software Technology”

between Southeast Longtop and College of Computer, NUDT

Party A: Xiamen Longtop System Co., Ltd. (“Southeast Longtop”)

Party B: College of Computer, National University of Defense Technology (“NUDT”)

With a view to a long-term cooperative relationship and based on the operations of the “Joint Lab for Advanced Software Technology” in previous two years, Party A and Party B, abiding by the principle of “pursuing practical results and seeking common development”, hereby enter into this Supplementary Agreement with respect to relevant issues.

I. Extension of the Cooperative Term of Joint Lab to June 30, 2007

Both parties agree to extend the cooperative relationship of “Joint Lab for Advanced Software Technology” to June 30, 2007. The cooperation expenses unpaid under the original agreement (RMB 900,000 in total) shall be paid in three installments in August 2005, July 2006 and May 2007 respectively (RMB 300,000 each time).

II. Cooperation Coverage of Joint Lab

1.	NUDT will assign experts to Southeast Longtop to provide technical training four times per annum, totaling 40 class hours (or 8 days). Training contents are to be agreed upon by both parties in advance (begin from 2005).

2.	NUDT will provide a technical research report every six months, whose contents are specified by both parties in work plan.

3.	NUDT will assign 4 masters or doctors to get involved in the software development work of Southeast Longtop for 2 months (or 8 man-month in total) every year. Time is to be agreed upon by both parties.

III. Other Cooperation Matters of Joint Lab

The Joint Lab will also cooperate in the following aspects. An agreement may be signed to define the rights and obligations of both parties:

1)	Technology transfer

2)	Cooperation in product development

3)	Common application for research topics

4)	Joint bidding for projects

5)	Technical consultancy and services

This Supplementary Agreement shall go into effect after it is signed by both parties. Both parties will make necessary supplements and amendments to this Agreement from time to time depending on the implementation and operation of the Joint Lab.

This Agreement is executed in quadruplicate, two copies for each party.

Party A: Xiamen Longtop System Co., Ltd. (seal)

Signature (seal): [Company chop of Xiamen Longtop System Co., Ltd.]

August 10, 2005

Party B: College of Computer, National University of Defense Technology (seal)

Signature (seal): [Company chop of College of Computer, National University of Defense Technology]

July 15, 2005

Supplementary Agreement

Party A: Xiamen Longtop System Co., Ltd.

Party B: College of Computer, National University of Defense Technology

Through friendly negotiations, Party A and Party B hereby enter into this Supplementary Agreement with respect to the “Agreement on Establishing a Joint Lab for Advanced Software Technology” signed by both parties on November 29, 2002 and “Supplementary Agreement to Joint Lab for Advanced Software Technology” signed by both parties on August 10, 2005, on and subject to the terms and conditions as set forth below.

1.	Party B agrees to waive all rights to and market-related profits from all R & D results (including intellectual property rights) under the “Agreement on Establishing a Joint Lab for Advanced Software Technology” signed by both parties on November 29, 2002 and “Supplementary Agreement to Joint Lab for Advanced Software Technology” signed by both parties on August 10, 2005 and will no longer have any right to such R & D results and market-related profits.

2.	As a consideration for the waiver by Party B of the rights as set forth in Article 1 hereof, Party A agrees to pay RMB 150,000 (in words: RMB one hundred and fifty thousand) to Party B within 10 workdays after this Supplementary Agreement becomes effective.

3.	Any other cooperation, if any, is to be agreed upon by both parties.

4.	This Supplementary Agreement shall become effective as of the date when it is signed and sealed by both parties. This Agreement is executed in quadruplicate, two copies for each party.

Party A: Xiamen Longtop System Co., Ltd. (seal)

By: [signed and stamped with Company chop of Xiamen Longtop System Co., Ltd.]

June 18, 2007

Party B: College of Computer, National University of Defense Technology (seal)

By: [signed and stamped with College of Computer, National University of Defense Technology]

June 18, 2007